EZCORP Reports 31% Increase in Earnings per Share
for Second Quarter and Raises Guidance for Fiscal 2011
AUSTIN, Texas (April 21, 2011) — EZCORP, Inc. (Nasdaq: EZPW), a leading provider of specialty consumer financial services, today announced results for its second fiscal quarter ended March 31, 2011.
Commenting on the results, President and Chief Executive Officer, Paul Rothamel, said, “We had another quarter of great performance with all segments delivering robust results. Our diversified growth initiatives and innovative product changes, coupled with solid core business metrics, were key to our success. The underlying demand for our products and services remains strong.”
Highlights for the quarter include:
Financials — Three months ended March 31, 2011 versus the prior year quarter
•	Diluted earnings per share of $0.63, an increase of 31%.

•	Net income of $31.8 million, up 34%.

•	Net revenues of $131.0 million, up 19%. Same store revenue increased 12%.

•	Store level operating income of $64.9 million, up 26% with margins improving 260 bps to 50%.

•	Consolidated operating income of $44.9 million (operating margin of 34%) compared with operating income of $34.1 million (operating margin of 31%).

•	Pre-tax contribution from strategic affiliates of $4.7 million, up 42%.
Key Operating Metrics — Three months ended March 31, 2011 versus the prior year quarter
•	US Pawn:
•	Same store revenue growth of 11% driven by same store growth in merchandise sales, scrap sales and pawn service charge of 8%, 17% and 12%, respectively.

•	Store level operating income increased 28% to $46.4 million with a 390 bps improvement in margin to 51%.
•	Empeño Fácil:
•	Same store revenue growth of 23% driven by same store growth in merchandise sales, scrap sales and pawn service charge of 22%, 15% and 37%, respectively.

•	Store level operating income increased 82% to $1.6 million with a margin of 25% compared to 26%, despite the impact from opening 68 new stores in the past 12 months.
•	EZMONEY:
•	Same store revenue was up 13% driven by increases in signature loan fees and auto title loan fees of 9% and 44%, respectively.

•	Bad debt as a percentage of fees was 14%, compared with 13% in the prior year quarter primarily due to product mix.

•	Store level operating income increased 17% to $16.9 million with a 130 bps improvement in margin to 49%.
•	Balance Sheet:
•	Pawn loan balance at March 31 of $106.5 million, an increase of $17.5 million over a year ago. Pawn loan balances increased 11% on a same store basis.

•	The combined signature and auto title loan balances at March 31 of $11.9 million increased 30% over the prior year quarter.

•	At March 31, 2011, cash and cash equivalents were $59.8 million with debt outstanding of $20.0 million compared with net cash of $21.2 million a year ago.
Strategic Initiatives
•	US Pawn acquired five stores for a total cost of $17.8 million and opened two greenfield stores in the second quarter. Including the three greenfield stores opened and the four stores acquired in the first quarter, the total US Pawn store count at March 31, 2011 was 403.

•	Empeño Fácil opened 15 greenfield stores in the second quarter. Including the 17 greenfield stores opened in the first quarter, the total Empeño Fácil store count at March 31, 2011 was 147.

•	EZMONEY opened 5 greenfield stores, all in Canada, in the second fiscal quarter. Including the five stores opened in Canada in the first fiscal quarter, the total EZMONEY store count at March 31, 2011 was 507.

•	In April, the Company acquired the Cash Converters franchise rights for Canada, including rights to receive fees from 13 stores operated by franchisees in Canada. The Company plans to convert the majority of its existing Cashmax stores into the Cash Converters brand and add the Cash Converters buy / sell model to its existing non-collateralized loan model.

•	Also in April, the Company signed an agreement to acquire 15 pawn stores from Mister Money for $18.5 million, including assumption of debt. The stores are located in Iowa, Wisconsin, and Illinois and will bring the number of states in which EZCORP operates pawn shops to 15 compared to 12 at this time last year. The acquisition is pending shareholder approval and is expected to close in May.

•	The market test in Colorado and Wisconsin of EZCORP’s “Change” card — the Company’s general purpose integrated debit card — successfully concluded in the second fiscal quarter. As of March 31, 2011, approximately 14,000 Change cards have been issued to EZCORP customers. The product is being rolled into the Company’s Texas stores, both US Pawn and EZMONEY, in the second half of the year.
Cash Converters International Limited (CCV.ASX)
•	In March 2011, EZCORP and Cash Converters announced a proposed global strategic alliance with two key elements:
•	EZCORP plans to purchase 30% of Cash Converters’ shares the Company does not already own for a total cost of approximately $70 million, taking its ownership interest in Cash Converters to 53%; and

•	EZCORP and Cash Converters plan to establish two joint ventures, under which the two companies will roll out a suite of financial services products globally under the Cash Converters brand.
•	The joint ventures are conditional upon the share purchase which, in turn, requires the approval of Cash Converters’ shareholders.

•	The transaction is expected to close in the fourth quarter.
Outlook for fiscal 2011
The Company also announced that it expects fiscal 2011 earnings per share, excluding the first quarter one-time charge related to the retirement of the former Chief Executive Officer, to increase 30% year-over-year to $2.55 ($2.41 on a GAAP basis). This is an increase from the Company’s previous estimate of $2.40 per share ($2.26 on a GAAP basis). The revised guidance includes the acquisition of the Cash Converters franchise rights in Canada which closed on April 8th and the acquisition of the 15 Mister Money stores expected to close in early May. Pending the Cash Converters shareholder vote, it does not yet include the impact of the proposed global strategic alliance with Cash Converters International Limited.
Rothamel concluded, “Without losing focus or momentum in our core businesses, we were able to continue driving our key growth initiatives to seize opportunities and reduce risks to our business long term. Our US and Mexico growth remain on track, we are very optimistic about our new growth strategy in Canada, and we are similarly excited about our future in Australia, the United Kingdom, Europe, and beyond.”

About EZCORP
EZCORP is a leading provider of specialty consumer financial services. It provides collateralized non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans, including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans. At its pawn stores, the company also sells merchandise, primarily collateral forfeited from its pawn lending operations.
EZCORP operates more than 1,000 stores, including over 500 pawn stores in the U.S. and Mexico and over 500 short-term consumer loan stores in the U.S. and Canada. The company also has significant investments in Cash Converters International Limited (CCV.L and CCV.ASX), which franchises and operates a worldwide network of over 600 stores in 21 countries that provide financial services and sell pre-owned merchandise, and Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 140 stores.
Special Note Regarding Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including expected future earnings. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changes in the regulatory environment, changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, and actions of third parties who offer services and products in the Company’s locations. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
Change to Presentation and Reclassification of Prior Year Comparatives
The Company has historically included fees from its Product Protection Plan and Jewelry VIP Program as well as layaway fees in “Other revenue” in its Consolidated Statements of Operations and its Operating Segment Results. Beginning in the second fiscal quarter of 2011 the Company has included these fees in “Merchandise sales” on the basis that fees from these products are incidental to sales of merchandise. Prior year figures have been reclassified to conform to this presentation and margins have been recalculated accordingly.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company has provided non-GAAP net income and non-GAAP earnings per share for the six-month period ended March 31, 2001, as well as non-GAAP expected earnings per share for fiscal 2011. The only difference between the presented non-GAAP measures and the most closely comparable GAAP measures is the exclusion of a one-time charge related to the retirement of the Company’s former Chief Executive Officer and the related tax benefit included in the quarter ended December 31, 2011. The Company’s management uses these non-GAAP financial measures to understand its financial performance from period to period. Management does not believe that the excluded one-time charge is reflective of underlying operating performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the corresponding GAAP measures, but rather are provided to facilitate an enhanced understanding of the Company’s actual and expected performance and to enable more meaningful period-to-period comparisons. A reconciliation of the non-GAAP financial measures to the most closely comparable GAAP financial measures is provided in the accompanying financial schedules.
EZCORP Investor Relations
(512) 314-2220

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010
Revenues:
Merchandise sales	$77,773	$66,308	$149,653	$130,924
Jewelry scrapping sales	47,995	36,228	98,660	73,670
Pawn service charges	46,769	38,306	96,579	79,103
Signature loan fees	35,103	31,642	75,169	70,320
Auto title loan fees	5,369	3,956	11,613	7,058
Other	245	144	406	260

Total revenues	213,254	176,584	432,080	361,335
Cost of goods sold:
Cost of merchandise sales	44,639	39,081	85,950	78,345
Cost of jewelry scrapping sales	31,925	23,081	64,180	46,387

Total cost of goods sold	76,564	62,162	150,130	124,732
Bad debt:
Signature loan bad debt	5,438	4,397	15,484	13,187
Auto title loan bad debt	302	320	1,284	780

Total bad debt	5,740	4,717	16,768	13,967

Net revenue	130,950	109,705	265,182	222,636

Operations expense	66,045	58,205	130,549	116,386
Administrative expense	15,733	13,483	41,871	25,780
Depreciation and amortization	4,466	3,573	8,645	6,929
(Gain) / loss on sales / disposal of assets	(178)	356	(171)	567

Operating income	44,884	34,088	84,288	72,974
Interest income	(11)	(8)	(14)	(16)
Interest expense	300	395	600	760
Equity in net income of unconsolidated affiliates	(4,691)	(3,306)	(8,058)	(4,589)
Other	4	12	(57)	(3)

Income before income taxes	49,282	36,995	91,817	76,822
Income tax expense	17,444	13,222	32,550	27,342

Net income	$31,838	$23,773	$59,267	$49,480

Net income per share, diluted	$0.63	$0.48	$1.18	$1.00

Weighted average shares, diluted	50,362	49,558	50,243	49,486

OTHER DATA:
Gross margin on merchandise sales	42.6%	41.1%	42.6%	40.2%
Gross margin on jewelry scrapping sales	33.5%	36.3%	34.9%	37.0%
Gross margin on total sales	39.1%	39.4%	39.5%	39.0%

Signature loan bad debt as percent of fees	15.5%	13.9%	20.6%	18.8%
Auto title loan bad debt as percent of fees	5.6%	8.1%	11.1%	11.1%

EZCORP, Inc.
Highlights of Consolidated Balance Sheets
(in thousands)

	March 31, (unaudited)		September 30,
	2011	2010	2010
Assets:
Current assets:
Cash and cash equivalents	$59,785	$51,192	$25,854
Pawn loans	106,525	89,040	121,201
Signature loans, net	9,926	7,287	10,775
Auto title loans, net	2,022	1,939	3,145
Pawn service charges receivable, net	19,976	16,353	21,626
Signature loan fees receivable, net	4,841	4,607	5,818
Auto title loan fees receivable, net	1,185	850	1,616
Inventory, net	70,275	56,403	71,502
Deferred tax asset	23,319	15,673	23,208
Federal income taxes receivable	1,427	13,414	—
Prepaid expenses and other assets	20,045	15,625	17,427

Total current assets	319,326	272,383	302,172

Investments in unconsolidated affiliates	112,364	90,854	101,386
Property and equipment, net	70,105	54,044	62,293
Deferred tax asset, non-current	—	5,318	60
Goodwill	143,404	101,456	117,305
Other assets, net	23,694	22,223	23,196

Total assets	$668,893	$546,278	$606,412

Liabilities and stockholders’ equity:
Current liabilities:
Current maturities of long term debt	10,000	10,000	10,000
Accounts payable and other accrued expenses	44,754	38,592	49,663
Customer layaway deposits	6,844	4,487	6,109
Federal income taxes payable	—	—	3,687

Total current liabilities	61,598	53,079	69,459

Long-term debt, less current maturities	10,000	20,000	15,000
Deferred tax liability	1,192	—	—
Deferred gains and other long-term liabilities	2,314	2,735	2,525
Total stockholders’ equity	593,789	470,464	519,428

Total liabilities and stockholders’ equity	$668,893	$546,278	$606,412

Other Data:
Pawn loan balance per ending pawn store	$194	$198	$240
Inventory per ending pawn store	$128	$125	$142
Book value per share	$11.89	$9.57	$10.55

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except percents)

	Three Months Ended March 31,
	US Pawn		Empeño Fácil		EZMONEY
	2011	2010	2011	2010	2011	2010
Revenues:
Merchandise sales	$72,420	$63,049	$5,353	$3,259	$—	$—
Scrap sales	44,058	34,414	3,644	1,762	293	$52
Pawn service charges	43,073	36,256	3,696	2,050	—	—
Signature loan fees	407	434	—	—	34,696	31,208
Auto title loan fees	347	427	—	—	5,022	3,529
Other	142	144	25	—	78	—

Total revenues	160,447	134,724	12,718	7,071	40,089	34,789

Merchandise cost of goods sold	41,484	37,058	3,155	2,023	—	—
Scrap cost of goods sold	28,687	21,483	3,077	1,574	161	24
Signature loan bad debt	93	101	—	—	5,345	4,296
Auto title loan bad debt	(20)	52	—	—	322	268

Net revenue	90,203	76,030	6,486	3,474	34,261	30,201

Operations expense	43,817	39,912	4,849	2,573	17,379	15,720

Store operating income	$46,386	$36,118	$1,637	$901	$16,882	$14,481

OTHER DATA
Gross margin on merchandise sales	42.7%	41.2%	41.1%	37.9%	N/A	N/A
Gross margin on scrap sales	34.9%	37.6%	15.6%	10.7%	45.1%	53.8%
Gross margin on total sales	39.8%	39.9%	30.7%	28.4%	45.1%	53.8%
Signature loan bad debt as percent of fees	22.9%	23.3%	N/A	N/A	15.4%	13.8%
Auto title loan bad debt as percent of fees	-5.8%	12.2%	N/A	N/A	6.4%	7.6%
Operating income margin	51.4%	47.5%	25.2%	25.9%	49.3%	47.9%

	Six Months Ended March 31,
	US Pawn		Empeño Fácil		EZMONEY
	2011	2010	2011	2010	2011	2010
Revenues:
Merchandise sales	$138,725	$124,311	$10,928	$6,613	$—	$—
Scrap sales	91,064	71,237	7,106	2,369	490	64
Pawn service charges	89,509	75,197	7,070	3,906	—	—
Signature loan fees	916	987	—	—	74,253	69,333
Auto title loan fees	740	902	—	—	10,873	6,156
Other	259	260	28	—	119	—

Total revenues	321,213	272,894	25,132	12,888	85,735	75,553

Merchandise cost of goods sold	79,681	73,964	6,269	4,381	—	—
Scrap cost of goods sold	58,225	44,307	5,715	2,049	240	31
Signature loan bad debt	258	287	—	—	15,226	12,900
Auto title loan bad debt	41	122	—	—	1,243	658

Net revenue	183,008	154,214	13,148	6,458	69,026	61,964

Operations expense	87,013	80,111	9,127	4,737	34,409	31,538

Store operating income	$95,995	$74,103	$4,021	$1,721	$34,617	$30,426

OTHER DATA
Gross margin on merchandise sales	42.6%	40.5%	42.6%	33.8%	N/A	N/A
Gross margin on scrap sales	36.1%	37.8%	19.6%	13.5%	51.0%	51.6%
Gross margin on total sales	40.0%	39.5%	33.5%	28.4%	51.0%	51.6%
Signature loan bad debt as percent of fees	28.2%	29.1%	N/A	N/A	20.5%	18.6%
Auto title loan bad debt as percent of fees	5.5%	13.5%	N/A	N/A	11.4%	10.7%
Operating income margin	52.5%	48.1%	30.6%	26.6%	50.2%	49.1%

EZCORP, Inc.
Store Count Activity

	Three Months Ended March 31, 2011
	US Pawn	Empeño Fácil	EZMONEY	Consolidated
Beinning of period	402	132	498	1,032
New openings	2	15	5	22
Acquired	5	—	—	5
Sold, combined or closed	—	—	(2)	(2)

End of period	409	147	501	1,057

	Six Months Ended March 31, 2011
	US Pawn	Empeño Fácil	EZMONEY	Consolidated
Beinning of period	396	115	495	1,006
New openings	5	32	10	47
Acquired	9	—	—	9
Sold, combined or closed	(1)	—	(4)	(5)

End of period	409	147	501	1,057

Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except per share data)
The following tables provide a reconciliation of the differences between the reported or projected non-GAAP financial measures for the periods indicated and the most comparable GAAP financial measures. The non-GAAP financial measures presented may not be directly comparable to similarly titled measures reported by other companies and their usefulness for such purposes are therefore limited. EZCORP management believes presentation of the non-GAAP financial measures enhances investors’ ability to analyze the Company’s operating results. However, non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial measures presented on a GAAP basis.

	Three Months Ended March 31, 2011			Six Months Ended March 31, 2011
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net revenue	$130,950	—	$130,950	$265,182		$265,182

Operations expense	66,045	—	66,045	130,549		130,549
Administrative expense	15,733	—	15,733	41,871	(10,945)	30,926
Depreciation and amortization	4,466	—	4,466	8,645		8,645
(Gain) / loss on sale/disposal of assets	(178)	—	(178)	(171)		(171)

Operating income	44,884	—	44,884	84,288	10,945	95,233

Interest income	(11)	—	(11)	(14)		(14)
Interest expense	300	—	300	600		600
Equity in net income of unconsolidated affiliates	(4,691)	—	(4,691)	(8,058)		(8,058)
Other	4	—	4	(57)		(57)

Income before income taxes	49,282	—	49,282	91,817	10,945	102,762
Income tax expense	17,444	—	17,444	32,550	3,831	36,381

Net income	$31,838	$—	$31,838	$59,267	$7,114	$66,381

Net income per share, diluted	$0.63	$—	$0.63	$1.18	$0.14	$1.32

Weighted average shares, diluted	50,362	—	50,362	50,243	—	50,243

	Projected Year Ending September 30, 2011
	Projected	Non-GAAP	Projected
	GAAP	Adjustments	Non-GAAP
Net income per share, diluted	$2.41	$0.14	$2.55